New fund in variable account funds series

Oppenheimer Variable Account Funds - Oppenheimer Small Cap Growth Fun (number ten in the series). Investment Advisory Agreement dated 5/1/98 filed with Registrants Post-Effective Amendment #31, 1/30/98, and incorporated herein by reference.